UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2021
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Appointment
On December 1, 2021, Groupon, Inc. (the “Company”) announced that its Board of Directors appointed Kedar Deshpande as Chief Executive Officer and a director of the Company, effective December 10, 2021 (pursuant to an offer letter dated November 30, 2021). Mr. Deshpande will replace Aaron Cooper, who currently serves as the Company’s Interim Chief Executive Officer. Mr. Cooper intends to assist fully with the transition and will remain with the Company until at least December 10, 2021.
Mr. Deshpande, age 42, most recently served as the Chief Executive Officer of Zappos.com (“Zappos”) since August 2020. Mr. Deshpande previously served in various positions at Zappos from March 2011 to August 2020, including as Zappos’ Chief Operating Officer from 2019 to 2020, and held senior leadership roles in technology and marketing as well as project management roles. Prior to that, he was a software engineer at General Electric.
In connection with his appointment as Chief Executive Officer, Mr. Deshpande will receive an annual base salary of $700,000 and, beginning in 2022, a target annual cash bonus opportunity of 100% of base salary. Mr. Deshpande will receive a one-time sign on cash bonus of $1 million, subject to a pro rata clawback in the event his employment is terminated during the 36-month period following his start date for any reason other than an Eligible Termination (as defined in his severance benefit agreement).
In addition, Mr. Deshpande will receive an award of restricted share units ("RSUs") under the Groupon, Inc. 2011 Incentive Plan, as amended (the "Plan") with a total grant value equal to $16,500,000, vesting 1/12 quarterly over the twelve consecutive quarters following Mr. Desphande’s start date. The vesting of RSUs is subject to Mr. Deshpande’s continued employment with the Company on the applicable vesting date.
Under Mr. Deshpande’s severance benefit agreement, which was executed in connection with his appointment, he will receive severance benefit amounts upon a termination of employment without Cause or for Good Reason equal to 12 months of salary and COBRA benefits, an amount equal to his Company performance bonus for the prior year (if any), the accelerated vesting of outstanding time-based equity awards that are scheduled to vest over the 12 month period following termination, and vesting of a pro-rata portion of his outstanding performance-based equity awards for the applicable performance period (subject to the Compensation Committee’s certification of the performance objectives following the end of the performance period). In the event that Mr. Deshpande’s employment is terminated in connection with a change in control of the Company, he will receive an amount equal to 12 months of salary and COBRA benefits, a pro rata amount of his target Company performance bonus, and the accelerated vesting of 100% of his outstanding equity awards.
The descriptions of Mr. Deshpande’s compensation terms and severance benefit agreement are not complete and are qualified by reference to the letter agreement and severance benefit agreement between the Company and Mr. Deshpande, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
There are no family relationships between Mr. Deshpande and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Deshpande has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Deshpande and any other person pursuant to which Mr. Deshpande was appointed as an officer or director of the Company.
In connection with the CEO transition, Mr. Cooper will receive the severance benefits provided for under his severance benefit agreement, as previously disclosed, as if his employment were terminated without Cause or for Good Reason. These severance benefits include an amount equal to 12 months of base salary and COBRA benefits and the accelerated vesting of outstanding time-based equity awards that are scheduled to vest over the 12 month period following his termination date. The description of the terms of Mr. Cooper’s severance benefit agreement is not complete and is qualified by the form of severance benefit agreement filed as Exhibit 10.1 to the Form 10-Q for the quarter ended September 30, 2019, which is incorporated herein by reference.

A press release announcing the matters described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Executive Compensation
On November 29, 2021, the Compensation Committee of the Board approved retention compensation for Dane Drobny, the Company’s Chief Administrative Officer, General Counsel and Corporate Secretary. Mr. Drobny will receive (i) a one-time cash retention bonus of $1 million, subject to a pro rata clawback in the event his employment is terminated in the next three years for any reason other than as a result of an Eligible Termination (as defined in his severance benefit agreement) or in the event of his death or disability, and (ii) a RSU award with a total grant value of $2,910,000, vesting quarterly over 12 consecutive quarters, beginning on February 20, 2022, with 6.25% vesting each of the first eight quarters and 12.5% vesting each of the last four quarters. The vesting of RSUs is subject to Mr. Drobny’s continued employment with the Company on the applicable vesting date.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
10.1	CEO Offer Letter, dated November 30, 2021
10.2	Severance Benefit Agreement, dated November 30, 2021
99.1	Press release, dated December 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: December 1, 2021
By: /s/ Damien Schmitz Name: Damien Schmitz Title: Interim Chief Financial Officer